LAKELAND FINANCIAL CORPORATION
401(k) PLAN

FINANCIAL STATEMENTS
December 31, 2013 and 2012

LAKELAND FINANCIAL CORPORATION 401(k) PLAN

Warsaw, Indiana

FINANCIAL STATEMENTS
December 31, 2013 and 2012

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                                                                                                      1

FINANCIAL STATEMENTS
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                                                 2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS                                                                                                                          3

NOTES TO FINANCIAL STATEMENTS                                                                                                                                                                                          4

SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)                                                                                                                                 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee and Plan Administrators
Lakeland Financial Corporation
  401(k) Plan
Warsaw, Indiana

We have audited the accompanying statements of net assets available for benefits of Lakeland Financial Corporation 401(k) Plan ("Plan") as of December 31, 2013 and 2012, and the related statement of changes in net assets available for benefits for the year ended December 31, 2013.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2013 and 2012, and the changes in net assets available for benefits for the year ended December 31, 2013 in conformity with U.S. generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic 2013 financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 2013 financial statements taken as a whole.
Crowe Horwath LLP
South Bend, Indiana
June 18, 2014

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 2013 and 2012

	2013	2012
ASSETS

Investments, at fair value (Note 4)	$ 52,436,609	$ 37,565,403

Receivables
Employer	740,651	771,784
Total receivables	740,651	771,784

Total assets	53,177,260	38,337,187

NET ASSETS AVAILABLE FOR BENEFITS	$ 53,177,260	$ 38,337,187

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
Year ended December 31, 2013

Additions to net assets attributed to:
Investment income
Net appreciation in fair value of investments (Note 4)	$ 11,536,350
Interest	317
Dividends	1,549,549
13,086,216

Contributions
Employer	1,378,281
Participants	1,820,851
Rollovers	114,435
3,313,567

Total additions	16,399,783

Deductions from net assets attributed to:
Benefits paid directly to participants or their beneficiaries	1,555,225
Administrative expenses	4,485

Total deductions	1,559,710

Net increase	14,840,073

Net assets available for benefits beginning of year	38,337,187

End of year	$ 53,177,260

See accompanying notes to financial statements.

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012

NOTE 1 - DESCRIPTION OF PLAN

The following description of the Lakeland Financial Corporation 401(k) Plan (the “Plan”) is provided for general information purposes only.  Participants should refer to the Plan agreement for a more complete description of the Plan’s provisions.

General:  The Plan is a defined contribution 401(k) profit sharing plan covering substantially all employees of Lakeland Financial Corporation (“LFC”) and its subsidiary, Lake City Bank (collectively, “employer”).  An employee becomes eligible to enter the Plan on January 1, April 1, July 1 and October 1 following attainment of age 18 and completion of one month of service.
The Plan was originally adopted December 13, 1983 and has been amended.  Participants should refer to the amended and restated Plan agreement for a more complete description of the Plan’s provisions. The Plan provides for retirement, death, disability and termination benefits, and it is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Investment Funds:  The Plan consists of 27 funds, or investment options, one of which is invested primarily in LFC common stock.  Thirteen of the funds are “Fidelity Freedom” funds that are targeted retirement funds consisting of blends of equities and fixed income securities.  The “Artisan Mid Cap Fund”,  “Royce Low Priced Stock Fund”, “Allianz NFJ Dividend Value Fund”, “MFS Value R3 Fund”, “Fidelity Contrafund”, “Goldman Sachs Mid Cap Value Fund, “Fidelity Small Cap Discovery Fund” and “Fidelity Spartan 500 Index Advantage Fund” are invested primarily in common and preferred stock.  The “Fidelity Spartan US Bond Index Fund” and “PIMCO Short Term Fund” are invested primarily in fixed income securities.  The “Fidelity Retirement Money Market Fund” is invested primarily in short-term fixed income investments having maturities of one year or less, and the “Fidelity Diversified International Fund” and “Fidelity Spartan Emerging Markets Index Advantage Fund” are invested primarily in foreign common stocks.  A participant’s salary redirection is invested in any of the funds offered at the participant’s discretion.  Employer matching contributions are invested in the same funds as the participant’s salary redirection, and in the same proportions.

Participant Accounts:  Each participant's account is credited with the participant's contribution and an allocation of (a) the employer’s contributions, (b) Plan earnings and (c) forfeitures of non-vested balances of accounts of participants who have left the Plan and charged with his or her withdrawals.  Allocations are based on participant earnings or account balances, as defined.  The benefit to which a participant is entitled is the benefit that can be provided from the participant's account

Contributions:  The Plan provides that participants may make voluntary pre-tax contributions to the Plan in amounts equal to the maximum amount allowable under the Internal Revenue Code ($17,500 in 2013).  Each year the employer may set a matching percentage of up to 6% of a participant’s compensation, as well as make discretionary contributions.  For 2013, the matching percentage was set at 103% of the first 6% of compensation an employee contributes to the Plan as a voluntary pre-tax contribution.  In addition, no discretionary contributions were made.

NOTE 1 - DESCRIPTION OF PLAN (Continued)

Retirement, Death and Disability:  A participant is entitled to 100% of his or her account balance upon retirement, death or disability.

Vesting:  Participants are 100% vested in salary deferral contributions.  Employer contributions vest according to a five-year graded schedule.

Payment of Benefits:  On termination of service, a participant may elect to receive either a lump sum or a direct rollover equal to the value of his or her vested interest in the account.  For distributions of LFC stock, distributions are made in stock or cash at the participant’s option, with the exception of fractional shares which are paid out in cash.  Distributions out of the other funds are made in cash.

Administrative and Investment Management Expenses:  Substantially all administrative expenses are paid by the Company.  Investment management fees are charged to the Plan as a reduction of investment return and included in the investment income (loss) reported by the Plan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The policies and principles which significantly affect the determination of net assets and changes in net assets are summarized below.

Basis of Accounting:  The accounting practices and principles followed by the Plan and the methods of applying those principles conform to U.S. generally accepted accounting principles. The financial statements are prepared using the accrual basis.

Investments Valuation and Income Recognition:  The Plan’s investments are reported at fair value.  Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.
Fair value is the price that would be received by the Plan for an asset or paid by the Plan to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date in the Plan’s principal or most advantageous market for the asset or liability.  Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs.  The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (level 1 measurements) and gives the lowest priority to unobservable inputs (level 3 measurements).  The three levels of inputs within the fair value hierarchy are defined as follows:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Plan has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 3: Significant unobservable inputs that reflect the Plan’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In some cases, a valuation technique used to measure fair value may include inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair values of Company common stock and mutual fund investments are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs). There were no transfers from or into Level 1, Level 2 or Level 3 during 2013.  Investments measured at fair value on a recurring basis are summarized below:
	Fair Value Measurements
	at December 31, 2013 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 25,676,747	$ -	$ -
Mutual Funds
Target Date Funds Target Date Funds	10,982,538	-	-
Large Cap Blend	1,530,317	-	-
Large Cap Value	816,337	-	-
Large Cap Growth	2,847,714	-	-
Mid-Cap Growth	1,224,851	-	-
Mid-Cap Value	990,986	-	-
Small Blend	2,023,383	-	-
Diversified Emerging Markets	335,060	-	-
Foreign Large Cap Growth	1,413,954	-	-
Bond Fund	1,280,808	-	-
Money Markets	3,313,914	-	-

(Continued)

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LAKELAND FINANCIAL CORPORATION 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
December 31, 2013 and 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	Fair Value Measurements
	at December 31, 2012 Using
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable
	Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)

Lakeland Financial Corp Common Stock	$ 17,667,552	$ -	$ -
Mutual Funds
Target Date Funds	8,133,317	-	-
Large Cap Blend	781,982	-	-
Large Cap Value	524,677	-	-
Large Cap Growth	2,098,512	-	-
Mid-Cap Growth	807,759	-	-
Mid-Cap Value	697,329	-	-
Small Blend	1,534,972	-	-
Diversified Emerging Markets	199,806	-	-
Foreign Large Cap Growth	1,030,413	-	-
Bond Fund	1,401,556	-	-
Money Markets	2,687,528	-	-

Net Appreciation (Depreciation) in Fair Value of Investments:  In accordance with the policy of stating investments at fair value, net unrealized appreciation (depreciation) for the year along with gains and losses on sales of investments are reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.  Unrealized appreciation (depreciation) for investments held as of the end of the current fiscal year is the difference between the current value of those investments and the value of those investments as of the end of the prior fiscal year or the purchase date for investments purchased during the year.

Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.

Concentration of Credit Risk:  At December 31, 2013 and 2012, 49.0% and 47.0%, respectively, of the Plan's investments were in LFC common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risk and Uncertainties:  The Plan provides for various investment options including any combination of certain mutual funds and stocks.  The investments are exposed to various risks, such as interest rate, market, liquidity and credit risks.  Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect the amounts reported in the statement of net assets available for benefits and participant’s individual account balances.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, LFC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations.  In the event of termination, participants will become 100% vested in their accounts.

NOTE 4 – INVESTMENTS

The following presents investments that represent 5 percent or more of the Plan’s net assets available for benefits.
December 31,
2013                         2012
LFC common stock,
  658,378 and 683,729 shares, respectively                                                         $25,676,747             $17,667,552
Fidelity Retirement Money Market,
  3,312,486 and 2,686,284 shares, respectively                                                       3,312,486                 2,686,284
Fidelity Contrafund,
 29,620 and 27,053 shares, respectively                                                                  2,847,714                 2,098,512
The following table presents the net appreciation (depreciation) (including investments bought, sold and held during the year) in fair value for each of the Plan's investment categories for the year ended December 31, 2013.
Mutual funds                                                                                                        $   2,704,910
LFC common stock                                                                                               8,831,440
 $11,536,350

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor Regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others.  At December 31, 2013 and 2012, certain investments of the Plan are shares of mutual funds offered by Fidelity Investments.  Fidelity Management Trust Company is the Plan trustee and, therefore, these transactions qualify as party-in-interest transactions.

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS (Continued)

Fees paid by the Plan to Fidelity for accounting services amounted to $4,485 for the year ended December 31, 2013.  The Plan also invests in shares of common stock issued by Lakeland Financial Corporation, which qualifies as a party-in-interest investment.

During 2013, the Plan purchased 73,458 shares of Lakeland Financial Corporation common stock at a cost ranging from $24.07 to $39.20 per share.  In 2013, the Plan sold 86,215 shares of Lakeland Financial Corporation common stock at a sales price ranging from $24.43 to $39.03 per share and distributed 12,594 shares of common stock to employees due to termination or retirement.  Cash dividends of $382,991 were paid to the Plan by Lakeland Financial Corporation for 2013.

At December 31, 2013 and 2012, the Plan held the following related party investments (at estimated fair value):
2013:
Lakeland Financial Corporation common stock – 658,378 shares                                                                                                       $ 25,676,747
2012:
Lakeland Financial Corporation common stock – 683,729 shares                                                                                                       $ 17,667,552

NOTE 6 - TAX STATUS

The Plan was established using a prototype plan document sponsored by Fidelity Management & Research Company.  The Internal Revenue Service has ruled in a letter dated March 31, 2008, that the prototype plan, as then designed, qualifies under Section 401 of the Internal Revenue Code (IRC) and was, therefore, exempt from taxation. The Plan has been amended from the original prototype document. However, the plan administrator believes that the Plan is being operated in compliance with applicable requirements of the IRC.

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan.  The plan administrator has analyzed the tax positions taken by the plan, and has concluded that as of December 31, 2013 and 2012 there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing authorities; however, there are currently no audits for any tax years in progress.  The plan administrator believes it is no longer subject to income tax examinations for years prior to 2010.

(Continued)

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SUPPLEMENTAL SCHEDULE

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2013

Name of Plan Sponsor:                                                                                                                                                                               Lakeland Financial Corporation
Employer Identification Number:                                                                                                                                                                                  35-1559596
Three-digit Plan Number:                                                                                                                                                                                                     004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

	Mutual funds:
*	Fidelity Investments	Retirement Money Market Fund
		3,312,486 units		$ 3,312,486

	Allianz Global Investors	Allianz NFJ Dividend Value Fund
		40,640 units		653,084

	Artisan Partners	Artisan Mid Cap Fund
		25,721 units		1,224,851

	Royce Funds	Royce Low Price Stock Fund
		68,512 units		933,131

	Goldman Sachs	Goldman Sachs Mid Cap Value Fund
		22,482 units		990,986

	Pacific Investment Management	PIMCO Short Term Invest Fund
		24,358 units		239,926

	Massachusetts Financial Services	MFS Value R3 Fund
		4,931 units		163,253

*	Fidelity Investments	Fidelity Contrafund
		29,620 units		2,847,714

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2013

Name of Plan Sponsor:                                                                                                                                                                               Lakeland Financial Corporation
Employer Identification Number:                                                                                                                                                                                  35-1559596
Three-digit Plan Number:                                                                                                                                                                 004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Spartan Emerging Markets
		Index Advantage Fund
		35,048 units		335,060

*	Fidelity Investments	Fidelity Diversified
		International Fund
		38,308 units		1,413,954

*	Fidelity Investments	Fidelity Small Cap Discovery Fund
		34,877 units		1,090,252

*	Fidelity Investments	Fidelity Freedom Income Fund
		15,922 units		186,927

*	Fidelity Investments	Fidelity Freedom 2000
		492 units		6,121

*	Fidelity Investments	Fidelity Freedom 2010
		7,885 units		120,713

*	Fidelity Investments	Fidelity Freedom 2020
		165,789 units		2,587,968

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2013

Name of Plan Sponsor:                                                                                                                                                                              Lakeland Financial Corporation
Employer Identification Number:                                                                                                                                                                                 35-1559596
Three-digit Plan Number:                                                                                                                                                                004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2030
		122,024 units		1,988,999

*	Fidelity Investments	Fidelity Spartan 500 Index
		Advantage Fund
		23,367 units		1,530,317

*	Fidelity Investments	Fidelity Spartan US Bond Index Fund
		91,627 units		1,040,882

*	Fidelity Investments	Fidelity Freedom 2040
		153,102 units		1,457,531

*	Fidelity Investments	Fidelity Freedom 2005
		7,353 units		87,133

*	Fidelity Investments	Fidelity Freedom 2015
		70,184 units		894,841

*	Fidelity Investments	Fidelity Freedom 2025
		95,524 units		1,272,381

SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
December 31, 2013

Name of Plan Sponsor:                                                                                                                                                                               Lakeland Financial Corporation
Employer Identification Number:                                                                                                                                                                                  35-1559596
Three-digit Plan Number:                                                                                                                                                                 004
		(C)
		Description of Investment
	(b)	Including Maturity Date,		(e)
	Identity of Issue, Borrower,	Rate of Interest, Collateral,	(d)(1)	Current
(a)	Lessor, or Similar Party	Par or Maturity Value	Cost	Value

*	Fidelity Investments	Fidelity Freedom 2035
		90,702 units		1,222,661

*	Fidelity Investments	Fidelity Freedom 2045
		32,655 units		358,225

*	Fidelity Investments	Fidelity Freedom 2050
		61,590 units		679,339

*	Fidelity Investments	Fidelity Freedom 2055
		10,310 units		119,699
				26,758,434
*	Lakeland Financial	Common Stock
	Corporation	658,378 shares		25,676,747

*	Lakeland Financial	Stock Purchase Account
	Corporation	1,428 units		1,428

				$ 52,436,609

*           Denotes party-in-interest
(1)           Cost is not presented as all investments are participant directed investments.

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